U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Alchemy Kings, Inc.
(Exact name of issuer as specified in its charter)

California

(State of other jurisdiction of incorporation or organization)

42062 B Street

Murrieta, CA 92562

800-515-3141

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Jillian Sidoti

Trowbridge Sidoti

38977 Sky Canyon Drive – Ste 101

Murrieta, CA 92563

323-799-1342

jillian@crowdfundinglawyers.net

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

2834	82-4565093
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated ____________________________

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

10,000,000 Shares of Class A Common Stock at $4.20 per Share

Minimum Investment: 100 Shares ($420.00)

Maximum Offering: $42,000,000.00

The Company is hereby providing the information required by Part I of Form S-1 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

•	The Company is in a high risk industry, some of these risks include:

o	Lack of market acceptance of our Cannabis products.

o	Inability to obtain legal permission to grow, supply and sell Cannabis.

o	Inability to sell our Cannabis products.

o	Heavy research and development expenditures by us, resulting in substantial operating deficits, especially in the early years of operation.

o	Intense competition, including entry of new competitors.

o	Falling demand for Cannabis for medical or Medical use.

o	Adverse federal, state, and local government regulation.

o	Failure of new markets for Cannabis to become legal and available.

o	Unexpected costs and operating deficits.

o	Lower sales and revenue than forecast.

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o	Default on leases or other indebtedness.

o	Loss of suppliers and supply.

o	Price increases for capital, supplies and materials.

o	Inadequate capital and financing.

o	Failure to obtain customers, loss of customers and failure to obtain new customers.

o	The risk of litigation and administrative proceedings involving us or our employees.

o	Loss of or inability to obtain government licenses and permits.

o	Inability to carry out marketing and sales plans.

o	Other specific risks that may be alluded to in this Offering Circular or in other reports issued by us or third party publishers.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 12 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

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THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Minimum Investment	$420.00	0.00	$420.00	None
Maximum Offering	$42,000,000.00	0.00	$42,000,000	None

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(1)	The Company currently has not enlisted the services of a broker-dealer or underwriter, but may at some time in the future. See “PLAN OF DISTRIBUTION.”

(2)	Does not reflect payment of expenses of this offering, which are estimated to not exceed $100,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, technology providers, and actual out-of-pocket expenses incurred by the Company selling the Shares. If the company engages the services of broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO COMPANY.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed below. See "PLAN OF DISTRIBUTION."

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the “Offering”) consists of Class A Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Alchemy Kings, Inc., a Nevada Corporation (“Alchemy Kings” or the “Company”). There are 10,000,000 Shares being offered at a price of $4.20 per Share with a minimum purchase of 100 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $42,000,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

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The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) unless sooner terminated by the company’s CEO. Funds shall be deposited in a Company account. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest bearing bank account. Upon each closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “ USE OF PROCEEDS TO COMPANY ” in this Offering Circular. This Offering may remain open for a twelve (12) month period but may extend past the Closing Date at the discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Class A Common Stock

Price Per Share:	$4.20

Minimum Investment:	$420.00 per investor (100 Shares of Class A Common Stock)

Maximum Offering:	$42,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.

Maximum Shares Offered:	10,000,000 Shares of Class A Common Stock

Use of Proceeds:	See the description in section entitled “USE OF PROCEEDS TO COMPANY ” on page 35 herein.

Voting Rights:

The Shares have no voting rights. See the description of the voting rights all the Company’s other classes of stock on page 54 herein. The management has elected to designate the shares as “non-voting” for several reasons: 1. Allocating voting rights to the Shareholders, for the time being, would be disingenuous since our officers and directors maintain control with the amount of shares they currently hold. Votes by the shareholders would have virtually no effect. 2. The Company is a new company in a burgeoning industry. At some time in the future, the Company may elect to seat a board of directors for assistance with steering the Company’s business plan. It would inhibit the Company from moving quickly if management was required to take a vote to seat such a board; it also may prevent the Company from seating the most qualified board. 3. The industry and law surrounding cannabis is constantly evolving and is risky. The management must be able to make decisions quickly and without hesitation in order to adapt to any potential evolutions. Allowing the Shareholders to vote on such progress could prove cumbersome and regressive.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) if the Company in its sole discretion withdraws this Offering.

Implicit Valuation:	The implicit valuation of the Company’s outstanding shares is calculated by multiplying the number of shares currently outstanding by the offering price per share.

Government Regulation of Cannabis

The United States federal government regulates drugs through the CSA (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as highly addictive and having no medical value. The United States Federal Drug Administration (“FDA”) has not approved the sale of cannabis for any medical application. Doctors may not prescribe cannabis for medical use under federal law, however, they can recommend its use under the First Amendment. In 2010, the United States Veterans Affairs Department clarified that veterans using medicinal cannabis will not be denied services or other medications that are denied to those using illegal drugs.

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State legalization efforts conflict with the CSA, which makes cannabis use and possession illegal on a national level. On August 29, 2013, the U.S. Department of Justice (“DOJ”) issued a memorandum (“Cole Memo”) providing that where states and local governments enact laws authorizing cannabis-related use, and implement strong and effective regulatory and enforcement systems, the federal government will rely upon states and local enforcement agencies to address cannabis activity through the enforcement of their own state and local narcotics laws. The memorandum further stated that the DOJ’s limited investigative and prosecutorial resources will be focused on eight priorities (the “Eight Priorities”) to prevent unintended consequences of the state laws, as follows:

●	Preventing the distribution of marijuana to minors;

●	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;

●	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

●	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking or other illegal drugs or other illegal activity;

●	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

●	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

●	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands, and

●	Preventing marijuana possession or use on federal property.

On December 11, 2014, the DOJ issued another memorandum about its position and enforcement protocol with regard to Indian Country, stating that the Eight Priorities in the Cole Memo would guide the United States Attorneys’ cannabis enforcement efforts in Indian Country. On December 16, 2014, as a component of the federal spending bill, the Obama administration enacted regulations that prohibit the DOJ from using funds to prosecute state-based legal medical cannabis programs.

On January 4, 2018, the DOJ suspended the Cole Memo and replaced it with a new Memorandum titled with the subject “Marijuana Enforcement” from Attorney General Jeff Sessions which provides that each U.S. Attorney has the discretion to determine which types of cannabis-related cases should be federally prosecuted, thus ending the broad safe harbor provided under the Cole Memo.

As of January 4, 2018, 29 states, the District of Columbia and Guam allow their citizens some sort of use. Voters in the States of Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, and Washington have legalized cannabis for adult recreational use.

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The Company continues to follow and monitor the actions and statements of the Trump administration, the DOJ and Congress’ positions on federal law and cannabis policy. As the possession and use of cannabis is illegal under the CSA, we could be deemed to be aiding and abetting illegal activities through the equipment we intend to sell in the U.S. and directly violating federal law if we should begin producing cannabis under State law. Under federal law, and more specifically the CSA, the possession, use, cultivation, and transfer of cannabis is illegal. Our equipment could be used by persons or entities engaged in the business of possession, use, cultivation, and/or transfer of cannabis.

As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, could seek to bring an action or actions against us, including, but not limited to, a claim of aiding and abetting another’s criminal activities or directly violating the CSA. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal” (18 U.S.C. §2(a).) Enforcement of federal law regarding cannabis would likely result in the Company being unable to proceed with our business plans, could expose us to potential criminal liability and could subject our properties to civil forfeiture which could lead to an entire loss of any investment in the Company. Any changes in banking, insurance or other business services may also affect our ability to operate our business. See Risk Factors, beginning on page 12.

The Offering

Class B Common Stock Outstanding (1)	10,000,000 Shares
Class A Common Stock in this Offering (2)	10,000,000 Shares
Class A Common Stock Outstanding	0 Shares
Preferred Stock Outstanding	0 Shares
Total Stock to be outstanding after the offering (3)	20,000,000

1. There are 3 classes of stock in the Company at present: Class A Common Stock, Class B Common Stock, and Preferred Stock. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled “ SECURITIES BEING OFFERED ” on page 54 below.

2. The total number of Shares of Class A Common Stock (10,000,000) assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an account in the Company’s name and will be immediately available to the Company. Once a subscription agreement is accepted by the Company, funds are non-refundable.

The Company plans to begin sales immediately after this Preliminary Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”). The Company will provide final pricing information in a final Offering Circular or supplemental Preliminary Offering Circular. The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

We are not listed on any trading market or stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A public trading market for the Shares may not develop.

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RISK FACTORS

The purchase of the Company’s Class A Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, And Many Of Them Will Have Concurrent Responsibilities At Other Companies

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Many of them will have concurrent responsibilities at other entities. Some of the advisors, scientists, consultants and others to whom the Company’s ultimate success may be reliant have not signed contracts with the Company and may not ever do so. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified scientific, technical and managerial personnel. Competition for qualified employees and consultants among companies in the applicable industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees and consultants required for the initiation and expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

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Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People At The Time Of This Offering.

The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Or Will Be Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements”

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Changes In Laws Or Regulations Could Harm The Company’s Performance.

Various federal and state laws, including labor laws, govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Faces Significant Competition in the United States and Elsewhere

The Company will face significant competition in the United States and elsewhere (please see the sub- section entitled “Competitive Landscape and Distinctions” below in this Offering Circular.)

The Company Will Likely Incur Debt

The Company will likely incur debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

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An Inability to Maintain and Enhance Product Image Could Affect Your Investment

It is important that the Company maintains and enhances the image of any new products. The image and reputation of the Company’s products may be impacted for various reasons including, but not limited to, bad publicity, litigation, and complaints from regulatory bodies. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If We Are Unable To Effectively Protect Our Intellectual Property, It May Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Our business depends on proprietary technology that may be infringed. Some or all of our products depend or will depend on our proprietary technology for their success. We rely on a combination of trade secrets, copyrights and trademarks, together with non-disclosure agreements, confidentiality provisions in sales, procurement, employment and other agreements and technical measures to establish and protect proprietary rights in our products. While we may seek patents for some or all of our products and technology, there is no guarantee that such patents will be granted. Our ability to successfully protect our technology may be limited because intellectual property laws in certain jurisdictions may be relatively ineffective, detecting infringements and enforcing proprietary rights may divert management’s attention and company resources, contractual measures such as non-disclosure agreements and confidentiality provisions may afford only limited protection, any patents we may receive will expire, thus providing competitors access to the applicable technology, competitors may independently develop products that are substantially equivalent or superior to our products or circumvent our intellectual property rights; and competitors may register patents in technologies relevant to our business areas. In addition, various parties may assert infringement claims against us. The cost of defending against infringement claims could be significant, regardless of whether the claims are valid. If we are not successful in defending such claims, we may be prevented from the use or sale of certain of our products, or liable for damages and required to obtain licenses, which may not be available on reasonable terms, any of which may have a material adverse impact on our business, results of operation or financial condition.

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Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect the Company. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering May Not Be Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

We May Not Be Able To Obtain Adequate Financing To Continue Our Operations

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

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Terms Of Subsequent Financing, If Any, May Adversely Impact Your Investment

We may have to engage in common equity, debt, or preferred stock financings in the future. Your rights and the value of your investment in the Class A Common Stock could be reduced by the dilution caused by future equity issuances. Interest on debt securities could increase costs and negatively impact operating results. In the event we are permitted to issue preferred stock pursuant to the terms of our Company documents, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock would be more advantageous to those investors than to the holders of Class A Common Stock. In addition, if we need to raise more equity capital from the sale of common stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of common stock which we sell could be sold into any market that develops, which could adversely affect the market price.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for its Shares. The majority of our currently outstanding Shares of stock are beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Independent Auditor Firm Has Expressed In Its Report To Our Audited Financial Statements A Substantial Doubt About Our Ability To Continue As A Going Concern.

We have not yet entered into the commercialization stage of our products and therefore commercialization is uncertain and expected to require substantial expenditures. We have not yet generated sufficient revenues from our operations to fund our activities, and are therefore dependent upon external sources for financing our operations. There is a risk that we will be unable to obtain necessary financing to continue our operations on terms acceptable to us or at all. As a result, our independent auditor firm has expressed in its auditors’ report on the financial statements a substantial doubt regarding our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our stockholders may lose their entire investment in the Class A Common Stock.

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Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•	whether the Company can obtain sufficient capital to sustain and grow its business
•	our ability to manage the Company’s growth
•	whether the Company can manage relationships with key vendors and advertisers
•	demand for the Company’s products and services
•	the timing and costs of new and existing marketing and promotional efforts
•	competition
•	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
•	the overall strength and stability of domestic and international economies

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

To Date, The Company Has Had Operating Losses And Does Not Expect To Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, The Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

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The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

If The Company Fails To Maintain And Enhance Awareness Of The Company's Brand, The Company's Business And Financial Results Could Be Adversely Affected

The Company believes that maintaining and enhancing awareness of the Company's brand is critical to achieving widespread acceptance and success of the Company's business. The Company also believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the Company's market. Maintaining and enhancing the Company's brand awareness may require the Company to spend increasing amounts of money on, and devote greater resources to, advertising, marketing and other brand-building efforts, and these investments may not be successful. Further, even if these efforts are successful, they may not be cost-effective. If the Company is unable to continuously maintain and enhance the Company's media presence, the Company's market may decrease and the Company may fail to attract advertisers and subscribers, which could in turn result in lost revenues and adversely affect the Company's business and financial results.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's results of operations.

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The Company Faces Competition In The Company's Markets From Various Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

Our Company Could Face Several Regulatory Hurdles

Some or all of our products will need to comply with many governmental standards and regulations relating to the marketing, use and sale of our products in general. Compliance with all of these requirements may delay, or prohibit, commercialization in the Unites States and in various countries, thereby adversely affecting our business and financial condition.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

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The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Could Significantly Impair The Company's Ability To Conduct Its Business

The Company may outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities could require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business could be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will could be materially adversely affected.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

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SPECIAL CONSIDERATIONS REGARDING A MARIJUANA BASED BUSINESS

Legal Considerations in Cannabis Related Activities

The Cole Memo Rescission

We intend to conduct rigorous due diligence to verify the legality of all activities that we engage in. We realize that there is a discrepancy between the laws in some states, which permit the distribution and sale of medical and recreational marijuana, from federal law that prohibits any such activities. The Controlled Substances Act (“CSA”) makes it illegal under federal law to manufacture, distribute, or dispense marijuana. Many states impose and enforce similar prohibitions. Notwithstanding the federal ban, 29 states and the District of Columbia have legalized certain marijuana-related activity. These 29 states include: Alaska, Arizona, Arkansas, New Mexico, Colorado, Connecticut, Delaware, Florida, Hawaii, Illinois, Maine, Maryland, Massachusetts, Michigan, Minnesota, Montana Nevada, New Hampshire, New Jersey, New Mexico, New York, North Dakota, Ohio, Oregon, Pennsylvania, Rhode Island, Vermont, Washington, and West Virginia.

In light of these developments, U.S. Department of Justice Deputy Attorney General James M. Cole issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning marijuana enforcement under the CSA. The Cole Memo guidance applied to all of DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning marijuana in all states.

The Cole Memo reiterated Congress’s determination that marijuana is a dangerous drug and that the illegal distribution and sale of marijuana is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo noted that DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Cole Memo priorities”):

•	Preventing the distribution of marijuana to minors;

•	Preventing revenue from the sale of marijuana from going to criminal enterprises, gangs, and cartels;

•	Preventing the diversion of marijuana from states where it is legal under state law in some form to other states;

•	Preventing state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•	Preventing violence and the use of firearms in the cultivation and distribution of marijuana;

•	Preventing drugged driving and the exacerbation of other adverse public health consequences associated with marijuana use;

•	Preventing the growing of marijuana on public lands and the attendant public safety and environmental dangers posed by marijuana production on public lands; and

•	Preventing marijuana possession or use on federal property.

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Deputy Attorney General Cole issued supplemental guidance directing that prosecutors also consider these enforcement priorities with respect to federal money laundering, unlicensed money transmitter, and BSA offenses predicated on marijuana-related violations of the CSA.

We intend to continue the guidance provided by the Cole Memo despite the current Attorney General, Jeff Session’s memo on January 4, 2017 which effectively, removes this protection and instead provides power to local US Attorneys to prosecute marijuana operators and users as they see fit.

FinCEN

The Financial Crimes Enforcement Network (“FinCEN”) provided guidance on February 14, 2014 about how financial institutions can provide services to marijuana-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations. For purposes of the FinCEN guidelines, a “financial institution” includes any person doing business in one or more of the following capacities:

•	bank (except bank credit card systems);

•	broker or dealer in securities;

•	money services business;

•	telegraph company;

•	casino;

•	card club; and

•	a person subject to supervision by any state or federal bank supervisory authority.

In general, the decision to open, close, or refuse any particular account or relationship should be made by each financial institution based on a number of factors specific to that institution. These factors may include its particular business objectives, an evaluation of the risks associated with offering a particular product or service, and its capacity to manage those risks effectively. Thorough customer due diligence is a critical aspect of making this assessment.

In assessing the risk of providing services to a marijuana-related business, a financial institution should conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

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As part of its customer due diligence, a financial institution should consider whether a marijuana-related business implicates one of the Cole Memo priorities (which are no longer protective) or violates state law. This is a particularly important factor for a financial institution to consider when assessing the risk of providing financial services to a marijuana-related business. Considering this factor also enables the financial institution to provide information in BSA reports pertinent to law enforcement’s priorities. A financial institution that decides to provide financial services to a marijuana-related business would be required to file suspicious activity reports.

While we believe we do not qualify as a financial institution in the United States, we cannot be certain that we do not fall under the scope of the FinCEN guidelines. As such, as we engage in financing activities, we intend to adhere to the guidance of FinCEN in conducting and monitoring our financial transactions. Because this area of the law is uncertain but expected to evolve rapidly, we believe that following FinCEN’s guidelines will help us best operate in a prudent, reasonable and acceptable manner. There is no assurance, however, that our activities will not violate some aspect of the CSA. If we are found to violate the federal statute or any other in connection with our activities, our company could face serious criminal and civil sanctions. Moreover, since the use of marijuana is illegal under federal law, we may have difficulty acquiring or maintaining bank accounts and insurance.

Local Laws

Local laws at the city, county and municipal level add an additional layer of complexity to legalized marijuana. Despite a state’s having adopted legislation legalizing marijuana, cities, counties and municipalities, within the state seem to have the ability to otherwise restrict marijuana activities, including but not limited to cultivation, retail or consumption.

Zoning sets forth the approved use of land in any given city, county or municipality. Zoning is set by local governments and may otherwise be restricted by state laws, for example, under certain state laws a seller of liquor may not be allowed to operate within 1,000 feet of a school. There are and or will be similar restrictions imposed on marijuana operators, which will restrict how and where marijuana operations can be located and the manner and size of which they can grow and operate. Additionally, zoning is subject to change, properties can be re-zoned and a given zoning may be withdrawn. How properties are zoned will have a direct impact on our business operations.

Cannabis Grow Operation

We intend to generate revenue by growing, cultivating and selling cannabis as a licensed cannabis grower. As such, we intend to actively locate the best opportunities in the fast-growing cannabis industry.

We intend to grow, harvest, cultivate, possess, distribute or sell cannabis. We plan to obtain the required licenses in the state of California and in the other states in which we intend to operate. We intend to lease properties. OUR LANDLORD VERY LIKELY WILL BE A RELATED THIRD PARTY.

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Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and our Shareholders.

While we intend to harvest, cultivate, possess, distribute or sell cannabis, and participate in marijuana cultivation, these activities still remain illegal under federal law, and exposes us to potential criminal liability, and our assets could be subject to civil forfeiture proceedings.

In addition, because the scrutiny FinCEN placed on financial institutions, it may be difficult for us to acquire and maintain bank accounts. This could greatly interfere with our business operations.

Investors Not Represented by Independent Counsel

The prospective Investors as a group have not been represented by independent counsel in connection with the formation of the Company or this Offering. The Company Agreement and amendments thereto have been prepared by counsel for the Manager and such counsel owes no duties of any kind to any Shareholders of the Company.

Risk Factors Relating to the Marijuana Industry

Because our business is dependent upon continued market acceptance by consumers, any negative trends will adversely affect our business operations.

We are substantially dependent on continued market acceptance and proliferation of consumers of marijuana. We believe that as marijuana becomes more accepted the stigma associated with marijuana use will diminish and as a result consumer demand will continue to grow. And while we believe that the market and opportunity in the marijuana space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the marijuana industry will adversely affect our business operations.

In addition, it is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by the mainstream pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting the impending cannabis industry could have a detrimental impact on our proposed business. This is the same for recreational use and alcohol companies: the alcoholic beverage industry is well funded and also lobbies against the funding and legalization of the recreational marijuana industry.

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Because marijuana is illegal under federal law, we could be subject to criminal and civil sanctions for engaging in activities that violate those laws.

The U.S. Government classifies marijuana as a schedule-I controlled substance. As a result, marijuana is an illegal substance under federal law. Even in those jurisdictions in which the use of medical marijuana has been legalized at the state level, its prescription is a violation of federal law. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers' Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. Therefore, federal law criminalizing the use of marijuana pre-empts state laws that legalizes its use for medicinal purposes.

As of the date of this Offering, 29 states and the District of Columbia allow its citizens adult-use and medical marijuana use or have decriminalized it. Additionally, voters in the states of Colorado, Washington, Oregon, New Mexico, Nevada, Alaska, Maine and Massachusetts approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration had effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the Trump administration will not change the stated policy regarding the low-priority enforcement of federal laws. Jeff Sessions, current Attorney General, has alluded that they could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government's enforcement of current federal laws could cause significant financial damage to us and our Shareholders.

Laws and regulations affecting the regulated marijuana industry are constantly changing, which could detrimentally affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Local, state and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

FDA regulation of marijuana and the possible registration of facilities where medical marijuana is grown could negatively affect the cannabis industry which would directly affect our financial condition.

Should the federal government legalize marijuana for medical use, it is possible that the U.S. Food and Drug Administration (FDA) would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including cGMPs (certified good manufacturing practices) related to the growth, cultivation, harvesting and processing of medical marijuana. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical marijuana is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical marijuana industry, what costs, requirements and possible prohibitions may be enforced. If we are unable to comply with the regulations and or registration as prescribed by the FDA, we may be unable to continue to operate their and our business in its current form or at all.

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Our Company may have difficulty accessing the service of banks, which may make it difficult to contract for real estate needs.

On February 14, 2014, The U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re-iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. The Treasury Department's Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services"” to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws. The guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date it is not clear what if any banks have relied on the guidance and taken on legal marijuana companies as clients. The aforementioned policy may be administration dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, wherein legal marijuana businesses may not have access to the banking industry. We could be subject to sanctions if we are found to be a financial institution and not in harmony with FinCEN guidelines. Also, the inability of potential clients in our target market to open accounts and otherwise use the service of banks may make it difficult for them to contract with us.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

•	The need for continued development of our financial and information management systems;

•	The need to manage strategic relationships and agreements with manufacturers, customers, and partners; and

•	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees, or retaining existing employees.

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We cannot provide assurances that our management will be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

We are dependent on the popularity of consumer acceptance of our product lines

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our product lines. Acceptance of our products will depend on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced.

A drop in the retail price of medical marijuana products may negatively impact our business.

The demand for our products depends in part on the price of commercially grown marijuana. Fluctuations in economic and market conditions that impact the prices of commercially grown marijuana, such as increases in the supply of such marijuana and the decrease in the price of products using commercially grown marijuana, could cause the demand for medical marijuana products to decline, which would have a negative impact on our business.

We may not be able to successfully execute on our acquisition strategy

Our business plan depends in part on acquiring other businesses in the marijuana industry. The success of any acquisition will depend upon, among other things, our ability to integrate acquired personnel, operations, products and technologies into our organization effectively, to retain and motivate key personnel of acquired businesses, and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and such acquisition may be dilutive to our financial results and/or result in impairment charges and write-offs. We might also spend time and money investigating and negotiating with potential acquisition or investment targets, but not complete the transaction.

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Although we expect to realize strategic, operational and financial benefits as a result of our acquisitions, we cannot predict whether and to what extent such benefits will be achieved. There are significant challenges to integrating an acquired operation into our business.

Any future acquisition could involve other risks, including the assumption of unidentified liabilities for which we, as a successor owner, may be responsible. These transactions typically involve a number of risks and present financial and other challenges, including the existence of unknown disputes, liabilities, or contingencies and changes in the industry, location, or regulatory or political environment in which these investments are located, that our due diligence review may not adequately uncover and that may arise after entering into such arrangements.

We may not obtain the necessary permits and authorizations to operate the medical marijuana business.

We may not be able to obtain or maintain the necessary licenses, permits, authorizations, or accreditations for our cultivation, production and dispensary businesses, or may only be able to do so at great cost. In addition, we may not be able to comply fully with the wide variety of laws and regulations applicable to the medical marijuana industry. Failure to comply with or to obtain the necessary licenses, permits, authorizations, or accreditations could result in restrictions on our ability to operate the medical marijuana business, which could have a material adverse effect on our business.

Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. In particular, we may have difficulty obtaining insurance because we operate in the marijuana industry. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

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If our products are contaminated, we may have litigation and products liability exposure.

We source some of our products from third-party suppliers. Although we test the products we receive from third-party suppliers, we may not identify all contamination in those products. Possible contaminates include pesticides, molds and fungus. If a customer suffers an injury from our products, they may sue us in addition to the supplier and we may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A “Best Efforts” Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full USE OF PROCEEDS TO COMPANY which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

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If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum amount of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Foreseeable Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company’s current shareholders and to you if you invest in this Offering.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to be made.

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There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company’s securities and the Company cannot assure that a trading market will develop. The Company’s Class A Common Stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales Of Our Shares By Insiders Under Rule 144 Or Otherwise Could Reduce The Price Of Our Shares, If A Trading Market Should Develop

Certain officers, directors and/or other insiders may hold shares in the Company and may be able to sell their stock in a trading market if one should develop. The availability for sale of substantial amounts of stock by officers, directors and/or other insiders could reduce prevailing market prices for our securities in any trading market that may develop.

Should Our Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

Should a market develop and our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

Because The Company Does Not Have An Audit Or Compensation Committee, Shareholders Will Have To Rely On Our Directors To Perform These Functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

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The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

The Company Has Significant Discretion Over The Net Proceeds Of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price For The Type Of Stock Has Been Determined By The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, our future prospects and our capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

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You Should Be Aware Of The Long-Term Nature Of This Investment

There is not now, and likely will not be in the near future, a public market, for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions provided by Regulation A of the JOBS Act from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

The Shares In This Offering Are Subject to A Right of First Refusal Under Certain Circumstances.

The Shares in this Offering are subject to a right of first refusal. Until the Shares are listed on an exchange and made available for trading, no Shareholder shall sell, assign, pledge or in any manner transfer any of the Shares of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, without first giving written notice thereof to the Company, who then shall have the right to purchase the Shares from the Shareholder, subject to certain limitations. For a complete description of this right of first refusal, see “SECURITIES BEING OFFERED” below and the Company’s Bylaws.

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You Will Not Have A Vote Or Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have  no ability to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

USE OF PROCEEDS TO COMPANY

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so. For example, if our research and development activities need to be bolstered beyond our initial estimates we may allocate additional resources by reallocating proceeds from other categories such as marketing for the purposes of research and development. We do not believe we will reallocate from our fixed costs such as equipment or rent.

The maximum gross proceeds from the sale of the Shares in this Offering are $42,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $41,900,000 after the payment of offering costs including broker-dealer and selling commissions, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

A portion of the proceeds from this Offering may ultimately be used to compensate or otherwise make payments to officers or directors of the Company. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

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The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. Until sufficient funds are raised by the Company to sufficiently fund research activities, management may utilize some or all of the funds from this Offering for further capital raising efforts, rather than as set out in this Use of Proceeds section of the Offering Circular.

The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

	100%	75%	50%	25%	10%
Gross Proceeds	$42,000,000	$31,500,000	$21,000,000	$10,500,000	$4,200,000
Offering Expenses(1)	$100,000	$100,000	$100,000	$100,000	$100,000
Selling Commissions & Fees(2)	$0	$0	$0	$0	$0
Net Proceeds	$41,900,000	$31,400,000	$20,900,000	$10,400,000	$4,100,000
Property Retrofitting/Construction	$12,500,000	$10,000,000	$7,500,000
Product Development	$1,200,000	$1,200,000	$1,200,000
Marketing	$4,500,000	$4,500,000	$3,500,000	$250,000	$250,000
Salaries and Wages (3)	$3,000,000	$3,000,000	$2,500,000	$1,750,000	$1,750,000
Rent (4)	$1,200,000	$960,000	$720,000	$125,000	$125,000
Equipment (5)	$5,000,000	$5,000,000	$4,500,000	$1,750,000	$1,750,000
Office Expense	$100,000	$100,000	$100,000	$35,000	$35,000
Furniture; Fixtures	$150,000	$150,000	$150,000	$25,000	$25,000
Travel	$150,000	$150,000	$150,000	$25,000	$25,000
Utilities	$300,000	$300,000	$240,000	$125,000	$125,000
Computers & Software	$50,000	$50,000	$50,000	$50,000	$50,000
Licenses	$500,000	$500,000	$500,000	$10,000	$10,000
Insurance	$500,000	$500,000	$500,000	$100,000	$100,000
Legal and Accounting	$1,000,000	$1,000,000	$800,000	$60,000	$60,000
Working Capital (6)	$11,750,000	$3,990,000	$2,000,000	$600,000	$600,000
Total Use of Net Proceeds	$41,900,000	$31,400,000	$24,410,000	$4,905,000	$4,905,000
Total Use of Gross Proceeds	$42,000,000	$31,500,000	$24,510,000	$5,005,000	$5,005,000

_______________

1.	The officers of the company provided the capital needed for this Regulation A offering. Total expenditures for this expense anticipated to be $100,000. These direct and indirect expenditures include primarily SEC legal, preliminary legal and accounting, auditing services, marketing expenses, digital advertising expenses, and filing fees, and other similar expenses related to the Regulation A offering.

2.	The Company has not currently engaged a broker dealer at this time, but may do so at some time in the future.

3.	In the event we need additional personnel, we may reallocate funds from the Working Capital category for these purposes. We may add additional staff to further expedite research activities.

4.	We will rent a smaller space if we are to raise 10% of this Offering and operate for one year. If we only raise 10% we will need to find other sources of capital to carry out our business plan after the first year. If we raise 25% of the funds in this Offering, we believe we will have enough capital in reserves to satisfy our requirements for a minimum of three years. If we raise 50% of the funds in this Offering, we believe we will have enough capital in reserves to satisfy our requirements for at least five years. If we raise 75% of the funds in this Offering, we believe we will have enough capital in reserves to satisfy our requirements for at least seven years. If we raise 100% of the funds in this Offering, we believe we will have enough capital in reserves to satisfy our requirements for at least ten years.

5.	Equipment. We believe we will need to purchase approximately $1,750,000 in growth and manufacturing equipment but will be scaled as required. If, however, we need additional equipment we may choose to allocate portions of our Reserves or Working Capital towards such additional equipment.

6.	It is the intention of Management to utilize the working capital to specifically fund the capital requirements for ongoing day-to-day operations other than those which are otherwise detailed above.

7.	The Company does not believe that it will generate revenues in the short term as the Company must obtain licenses, locate real estate, retrofit a proper building, set up a cultivation facility, grow plants, harvest and dry marijuana, set up a dispensary, and market products, prior to revenue generation. Therefore, the Company intends to keep a reserves within the Working Capital Account.

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DETERMINATION OF OFFERING PRICE

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the common stock offered under this offering. Our Offering Price is arbitrary with no relation to value of the company.

If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 50% of the total Shares of stock of the Company.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 50% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Class A Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Class A Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Class A Common Stock and the pro forma net tangible book value per share of our Class A Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $0.00 since the Company has not generated any revenue to date. Based on the number of Shares of Class A Common Stock and Class B Common Stock issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately ($.000) per share of Class A Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Class A Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $2.10 per share of Class A Common Stock.

	100%	75%	50%	25%	10%
Net Tangible Assets	$41,999,900	$31,499,900	$20,999,900	$10,499,900	$4,199,900
Offering Expenses	$100,000	$100,000	$100,000	$100,000	$100,000
Net Tangible	$41,899,900	$31,399,900	$20,899,900	$10,399,900	$4,099,900
New Shares	10,000,000	7,500,000	5,000,000	2,500,000	1,000,000
Total Shares	20,000,000	17,500,000	15,000,000	12,500,000	11,000,000
Previous Value	$0.000	$0.000	$0.000	$0.000	$0.000
Book Value per Share	$2.095	$1.794	$1.393	$0.832	$0.373
Increase to Old Shareholders	$2.095	$1.794	$1.393	$0.832	$0.373
Change in Value	$2.105	$2.406	$2.807	$3.368	$3.827
Percentage Dilution	36.61%	41.84%	48.81%	58.57%	66.56%
Percentage of Outstanding	50.00%	42.86%	33.33%	20.00%	9.09%

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PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $42,000,000 in Shares of our Class A Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Funds tendered by investors will be kept in an account in the name of the Company and will be immediately available to the Company. All subscribers will be instructed by the Company or its agents to transfer funds by wire, check, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “Alchemy Kings, Inc.” Subscribers have no right to a return of their funds unless the Company rejects a subscription agreement within ten (10) days of tender, in which event investor funds will promptly be refunded to each investor without interest. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the Closing Date in the absolutely discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders. All of the Class A Common Stock was authorized as of February 12, 2018 and issued by the Company.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company does not intend to use an escrow agent as this is a “best efforts” offering and funds will be available immediately to the Company for use.

We initially will use our existing website, www.AlchemyKings.com, to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the www.AlchemyKings.com website.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

Funds will be deposited in an account at bank that will accept marijuana investment money and will be made immediately available to the Company. No escrow account will be utilized. If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the Company. All inquiries regarding this offering should be made directly to the Company.

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This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue indefinitely until all of the offered Shares are sold or the Offering is terminated in the Company’s sole discretion. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

If you decide to subscribe for any Class A Common Stock in this offering, you must deliver a check, certified funds or another acceptable form of payment for acceptance or rejection. The minimum investment amount for a single investor is 100 Shares of Class A Common Stock in the cumulative principal amount of $420.00. All subscription checks should be sent to Alchemy Kings at the following address: 42062 B Street, Murrieta, CA 92562. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the company. Transferees of the shares will be required to meet the above suitability standards.

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The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

DESCRIPTION OF THE BUSINESS

Overview

Alchemy Kings, Inc. (“Alchemy Kings” or “Company”) is a Nevada corporation formed in February of 2018. We have not yet commenced operations and have not generated any revenues. We will be offering investors the chance to be a part of a huge industry on the verge of explosive growth. California alone, which approved of adult-use of cannabis in 2018 and is the nation’s most populated state has a market potential of up to $33 Billion. This is a key reason we are starting our operations here. Some of the opportunities that we’re currently working on include:

•	A dispensary in Southern California

•	A delivery service in Southern California

•	A commercial “downtown” building with a cannabis friendly restaurant and lounge

•	Cannabis friendly social events such as dinners, boating, winery tours, etc.

•	Cultivation/grow sites

•	Selling manufacturing equipment used by cannabis professionals

•	Production and sales of edibles

ALCHEMY KINGS plans to provide cannabis and cannabis related services throughout the state of California initially with the intention of expanding its operation to other states where marijuana is legal, initially Nevada.

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Marijuana Industry Overview

Marijuana cultivation refers to the planting, tending, improving and harvesting of the flowering plant Cannabis, primarily for the production and consumption of cannabis flowers, often referred to as “buds”. The cultivation techniques for marijuana cultivation differ than for other purposes such as hemp production and generally references to marijuana cultivation and production do not include hemp.

Cannabis belongs to the genus Cannabis in the family Cannabaceae and for the purposes of production and consumption, includes three species, C. sativa (“Sativa”), C. indica (“Indica”), and C. ruderalis (“Ruderalis”). Sativa and Indica generally grow tall with some varieties reaching approximately four meters. The females produce flowers rich in tetrahydrocannabinol (“THC”). Ruderalis is a short plant and produces trace amounts of THC, but is very rich in cannabidiol (“CBD”) and which is an antagonist (inhibits the physiological action) to THC.

As of September 2017, there are a total of 29 states, plus the District of Columbia, with legislation passed as it relates to medicinal cannabis. Of these states, 8 have decriminalized adult use cannabis legislation. These state laws are in direct conflict with the United States Federal Controlled Substances Act (21 U.S.C. § 811) (“CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently-accepted use for medical treatment in the U.S., and lacks acceptable safety for use under medical supervision.

These 29 states, and the District of Columbia, have adopted laws that exempt patients who use medicinal cannabis under a physician’s supervision from state criminal penalties. These are collectively referred to as the states that have de-criminalized medicinal cannabis, although there is a subtle difference between de-criminalization and legalization, and each state’s laws are different.

The states that have legalized medicinal cannabis are as follows (in alphabetical order):

1	.	Alaska	11	.	Maine	21	.	New York
2	.	Arizona	12	.	Maryland	22	.	North Dakota
3	.	Arkansas	13	.	Massachusetts	23	.	Ohio
4	.	California	14	.	Michigan	24	.	Oregon
5	.	Colorado	15	.	Minnesota	25	.	Pennsylvania
6	.	Connecticut	16	.	Montana	26	.	Rhode Island
7	.	Delaware	17	.	Nevada	27	.	Vermont
8	.	Florida	18	.	New Hampshire	28	.	Washington
9	.	Hawaii	19	.	New Jersey	29	.	West Virginia
10	.	Illinois	20	.	New Mexico

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Medical cannabis decriminalization is generally referred to as the removal of all criminal penalties for the private possession and use of cannabis by adults, including cultivation for personal use and casual, nonprofit transfers of small amounts. Legalization is generally referred to as the development of a legally controlled market for cannabis, where consumers purchase from a safe, legal, and regulated source.

The dichotomy between federal and state laws has also limited the access to banking and other financial services by marijuana businesses. Recently the U.S. Department of Justice and the U.S. Department of Treasury issued guidance for banks considering conducting business with marijuana dispensaries in states where those businesses are legal, pursuant to which banks must now file a Marijuana Limited Suspicious Activity Report that states the marijuana business is following the government’s guidelines with regard to revenue that is generated exclusively from legal sales. However, since the same guidance noted that banks could still face prosecution if they provide financial services to marijuana businesses, it has led to the widespread refusal of the banking industry to offer banking services to marijuana businesses operating within state and local laws.

In November 2016, California and Nevada voters both approved marijuana use for adults over the age of 21 without a physician’s prescription or recommendation, so called recreational marijuana, and permitted the cultivation and sale of marijuana, in each case subject to certain limitations. We are looking to acquire the necessary permits and licenses to expand our existing business to cultivate and distribute marijuana in compliance with the laws in the states of Nevada and California.

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (“the AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process and distribute marijuana products under certain conditions. Many of the provisions of the AUMA became effective on January 1, 2018 and the California Bureau of Marijuana Control has started implementing rules surrounding the new laws.

Nevada voters approved Question 2 in a ballot initiative in November 2016. Among other things, Question 2 makes it legal for adults over the age of 21 to use marijuana and to possess up to one ounce of marijuana flowers and one-eighth of an ounce of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, Question 2 authorizes businesses to cultivate, process and distribute marijuana products under certain conditions. At some point in the future, we may elect to seek to do business within the state of Nevada.

In an effort to provide guidance to federal law enforcement, the Department of Justice (the “DOJ”) has issued Guidance Regarding Marijuana Enforcement to all United States Attorneys in a memorandum from Deputy Attorney General David Ogden on October 19, 2009, in a memorandum from Deputy Attorney General James Cole on June 29, 2011 and in a memorandum from Deputy Attorney General James Cole on August 29, 2013. Each memorandum provides that the DOJ is committed to the enforcement of the CSA, but the DOJ is also committed to using its limited investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way.

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The August 29, 2013 memorandum provides updated guidance to federal prosecutors concerning marijuana enforcement in light of state laws legalizing medical and recreational marijuana possession in small amounts. The memorandum sets forth certain enforcement priorities that are important to the federal government:

•	Distribution of marijuana to children;
•	Revenue from the sale of marijuana going to criminals;
•	Diversion of medical marijuana from states where it is legal to states where it is not;
•	Using state authorized marijuana activity as a pretext of other illegal drug activity;
•	Preventing violence in the cultivation and distribution of marijuana;
•	Preventing drugged driving;
•	Growing marijuana on federal property; and
•	Preventing possession or use of marijuana on federal property.

The DOJ has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property, but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

Furthermore, H.R. 83, enacted by Congress on December 16, 2014, provides that none of the funds made available to the DOJ pursuant to the 2015 Consolidated and Further Continuing Appropriations Act may be used to prevent certain states, including Nevada and California, from implementing their own laws that authorized the use, distribution, possession, or cultivation of medical marijuana.

We are monitoring the Trump administration’s, the DOJ’s and Congress’ positions on federal marijuana law and policy. Based on public statements and reports, we understand that certain aspects of those laws and policies are currently under review, but no official changes have been announced. It is possible that certain changes to existing laws or policies could have a negative effect on our business and results of operations.

Plan of Operations

We intend to marijuana businesses in California and Nevada. Although the possession, cultivation and distribution of marijuana for medical use is permitted in California and Nevada, provided compliance with applicable state and local laws, rules, and regulations, marijuana is illegal under federal law. We intend to operate our business in compliance with applicable Nevada and California laws and regulations. Any changes in federal, state or local law enforcement regarding marijuana may affect our ability to operate our business. Strict enforcement of federal law regarding marijuana would likely result in the inability to proceed with our business plans, could expose us to potential criminal liability and could subject our properties to civil forfeiture. Any changes in banking, insurance or other business services may also affect our ability to operate our business.

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In fall of 2017, Lake Elsinore, California specifically, adopted an ordinance that allows marijuana operations in two types of industrial zones – both M-1 (light industrial) and M-2 (heavy industrial) zoned areas. The ordinance permits up to five marijuana business per zone. Also, standalone dispensaries will not be allowed, meaning we must couple a Lake Elsinore location with a grow facility or manufacturing of marijuana related products such as edibles.

Desert Hot Springs, California has long allowed medical marijuana facilities within the city limits. The city’s most recent ordinance allows for all municipally permitted medical cannabis businesses–dispensaries as well as cultivation, manufacturing and testing facilities–to transition from medical to recreational cannabis or do both starting Jan. 1, 2018. The Company currently does not have any licenses to grow, manufacture or sell marijuana.

Preliminary Milestones

After qualification of the Form 1-A, the Company intends on embarking on fundraising efforts. As fund raise efforts commence, its executive team intends to finalize its location in either Lake Elsinore, California or Desert Hot Springs, California for its first grow, dispensing, and delivery facility. It is expected that it will take up to 120 days to locate, build out, and open an appropriate location and to grow the required amount of plants for a viable business. It is the intention for the Company to NOT necessarily own real estate, but rather to improve property owned by a related third-party. All of the milestones below are highly dependent on our ability to obtain a permit from the state of California and the cities in which we conduct business.

April 2018 – locate facility to open first grow and dispensary facility

June 2018 – approval by the SEC for our Regulation A+ offering.

July 2018 – commencement of fundraising efforts.

August 2018 – finance first facility, begin build out and grow.

January 2019 – open first dispensary.

January 2019 – locate additional locations.

February 2019 – roll out line of marijuana edibles.

March 2019 – finance second facility.

DESCRIPTION OF PROPERTY

The Company owns no real property and is currently utilizing office space that is leased by our officers. With the proceeds from this Offering, the Company intends to procure appropriate industrial space to build out a cultivation facility as discussed in our section entitled “Use of Proceeds.”

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Class A Common Stock thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the period ended February 12, 2018 are derived from our audited financial statements.

As of February 12, 2018

TOTAL ASSETS	0

LIABILITIES AND SHAREHOLDERS’ EQUITY	0

LIABILITIES	0

Current Liabilities	0

TOTAL LIABILITIES	0

TOTAL SHAREHOLDERS’ EQUITY	0

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	0

Inception to February 12, 2018

Revenues	0

Expenses	0

Net Income (Loss)	0

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Alchemy Kings, Inc. (the “Company”) was formed on February 12, 2018 as a Nevada Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the law of the State of Nevada.

There are three classes of stock in the Company:

1.	Class A Common Stock
2.	Class B Common Stock
3.	Preferred Stock

The total number of shares of classes of stock the Company is authorized to issue is 110,000,000 shares, 50,000,000 of which are Class B Common Stock, 50,000,000 of which are Class A Common Stock, and 10,000,000 which are Preferred Stock. The Shares being sold in this Offering are all Class A Common Stock.

Description of Rights of Classes of Stock

All Shares of Class A Common Stock shall be identical and are non-voting (shall not be entitled to vote on any matter). The Shares to be issued pursuant to this Offering will be Class A Common Stock. All holders of shares of Class B Common Stock (which are not being sold in this Offering) shall be identical and shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. All of the other terms (except for voting) of the Class A Common Stock shall be identical to the Class B Common Stock, except for the right of first refusal that attaches to the Class A Common Stock, as explained in this Offering Circular and in the Company’s Bylaws.

The Company has not designated any rights or preferences to the Preferred Stock, nor is any outstanding. The Company may designate rights to the Preferred Stock at some time in the future that may include preferences related to voting, dividends, and other rights.

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Results of Operations

As of February 12, 2018 (inception)

Revenue. Total revenue as of February 12, 2018 (date of inception) was $0 as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from February 12, 2018 (date of inception) $0.00.

Net Loss. Net loss for the period from February 12, 2018 (date of inception) $0.00. This is equal to the Operating Expenses since there were no revenues or expenses during that start-up period.

Liquidity and Capital Resources

The Company had net cash of $0 at February 12, 2018.

Related Party Transactions.

Subsequent to the date of our financial statements, the Company issued 10,000,000 shares to our officers in exchange for services. The officers have also provided the capital required for this offering. It has not yet recorded a note.

Plan of Operations

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once certain funding milestones are met, to move into full implementation to secure the final location where we will establish our initial cultivation and dispensary location, undertake setting it up and then immediately commence full blown growth and development activities. The Company plans to continue to acquire equipment, develop products that are cannabis related for sale, and locate new locations through southern California where the Company can open a new dispensary and growth facility. The Company, capital permitting, will also look to establishing growth and dispensary locations in other states that allow such activities. The Company will also likely reach out to strategic partners for alliances to further strengthen its positions.

In our opinion, the proceeds from this Offering may not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds to implement the plan of operations as it evolves over time. During that time frame, we may not be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will need to attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.

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Trend Information

Because we are still in the startup phase and have only recently launched the Company, we are unable to identify any recent trends in site visitations, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined in this Offering Circular and attachments as critical to our business operations and an understanding of our results of operations. Those policies outlined are not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue during 2018. The Company had no product returns during 2018.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

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Directors, Executive Officers and Significant Employees

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Name	Position	Age	Term of Office
Executive Officers
Pete Asmus	CEO, President	46	Inception to present
Mark Scarola	CFO, Treasurer	40	Inception to present
Shannon Asmus	Secretary	38	Inception to present
Directors
Pete Asmus	Director	46	Inception to present
Mark Scarola	Director	38	Inception to present

Directors, Executive Officers and Significant Employees

As of the date of this filing, ALCHEMY KINGS has three part-time employees. It has also established a business board of directors.

The number of business and direct personnel hired by ALCHEMY KINGS will scale based upon funds raised in the equity crowdfunding offering and as operating needs warrant. Certain skilled executive positions, such as a Chief Compliance Officer to manage licensing and distribution requirements, will be filled in a timely fashion as the business progresses.

ALCHEMY KINGS business board members serve unless and until a successor is elected and qualified. Business board members will not receive compensation for attendance in board meetings, but may be reimbursed for reasonable expenses incurred during the course of their performance. Personnel currently serving as officers and board members of ALCHEMY KINGS include:

Pete Asmus, our CEO and Director, is a real estate investor who specializes in marketing, branding, and raising capital. He has a well-established history of securing capital for projects such as flipping highend residential properties and starting up small businesses. He has personally purchased and invested in mobile homes, single-family homes, restaurant franchises, and commercial buildings. Since 2017, Pete has been a licensed real estate agent. CAL BRE Lic. #02036590

He has spent the last decade learning, teaching, and speaking, making connections and building relationships with top deal makers in the industry. He has always been driven to build platforms and strategies that he not only could personally invest in but that would also provide opportunities for other investors. His achievements have come with both successes and setbacks which Mr. Asmus has used to prove that he has the ability to not only survive the storm, but thrive.

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A strong proponent of transparency and openness, he always includes his investors (who he prefers to call partners) in his decisions. When he formed The Asmus Group and its many subsidiaries, it was always his primary focus to take care of and look out for his investors, aiming at all times to create truly win/win relationships and business models.

Mr. Asmus has garnered a national reputation, personally training thousands of students and helping them to find the right investment opportunities to match their goals and objectives. He is also a regular public speaker and a published author, having written Force Your Dreams into Reality, The Question Factor, and The Stock Market Refugee. Additionally, he is an editor at Investor Quarterly and an award-winning radio host. He also manages a database of over 2.5 million investors and owns the world’s largest LinkedIn real estate investment group with over half a million members.

As CEO, Mr. Asmus will be responsible for managing all personnel, team members, and managers. He will be the primary point of contact for investors and tasked with keeping everyone continually moving forward. A licensed Realtor with a deep network Mr. Asmus is an expert at finding and identifying prime real estate. He will also work closely with his personally handpicked Board of Advisors consistent of attorneys, accountants, investors, and other consultants.

Mark Scarola, our CFO, COO, and director, is a real estate investor with a background in social services. In his past he created programs aimed at serving local communities, developed training programs, and was a college professor. As a licensed mental health therapist he provided therapy to people with mental health diagnoses, those impacted by sexual abuse, individuals with suicidal thoughts, and later counseled college students

Mr. Scarola has been an entrepreneur for the last eight to nine years, having established several small businesses including an investment company, an educational and networking group, and a non-profit organization that provides emotional support and whose website regularly attracts 11,000 visitors a month.

His investment company is involved primarily in mortgage notes (home loans) and rental properties. Drawing on his counseling experience he works well with distressed and struggling homeowners to find mutually beneficial solutions. He also relies on his thorough attention to detail and organizational skills in completing the necessary due diligence inherently involved with all forms of investing.

Mr. Scarola graduated at the top of his college class where he was named Senior Marshall and gave a speech to 5,000 people during their commencement. He has received numerous performance based awards over the life of his career, has been a guest speaker at area events and online podcasts, and has saved his employers tens of thousands of dollars.

He has also successfully defended two theses, prepared four research manuscripts, and conducted a number of statistical analyses. He is a research grant recipient and has completed several research projects, frequently presenting his findings at local and regional conferences.

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Mr. Scarola is bringing his skills to Alchemy Kings as COO to complete proposals, analyze information, and coordinate events and tasks completed by others. He will also be responsible for overseeing a smooth operation, assuring that the company stays on task and meets its deadlines, developing and maintaining strong community ties, working closely with consultants to assure legal and financial compliance, and managing others associated with the organization such as vendors and associates.

Both Mr. Asmus and Mr. Scarola are officers of Greenzone Properties which specifically invests in real estate for the cannabis industry. It is very likely that the Company will lease real estate and facilities from this related entity.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From inception to the date of this Offering, the Company has paid no compensation to its officers or directors. The Company may hire additional officers in the future and pay them directly, and may choose to compensate its directors in the future.

Name	Capacity in which compensation was received	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Executive Officers
Pete Asmus	CEO	$0	$0	$0
Mark Scarola	CFO, COO and Treasurer	$0	$0	$0
Shannon Asmus	Secretary	$0	$0	$0

Directors
Pete Asmus	Director	$0	$0	$0
Mark Scarola	Director	$0	$0	$0

Broker Dealer Agreements

The Company currently does not have any broker dealer agreements.

Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future.

Stock Incentive Plan

In the future, the Company may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

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Board of Directors

Our board of directors currently consists of two directors:

•	Pete Asmus
•	Mark Scarola

None of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company. The Bylaws state that the Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of his or her acting as a director or officer of the corporation (or a director or officer serving at the request of the corporation in any other capacity for or on behalf of the corporation) against any expenses (including attorneys’ fees, judgments, fines, ERISA or other excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by such director or officer in respect thereof; provided, however, that, the corporation shall not be obligated to indemnify any such director or officer with respect to proceedings, claims or actions initiated or brought voluntarily by such director and not by way of defense. Expenses that may be subject to indemnification hereunder shall be paid in advance of the final disposition of the action, suit or proceeding to the full extent permitted by Nevada law subject to the corporation’s receipt of any undertaking required thereby. The provisions of this article of the Company’s Bylaws shall be deemed to constitute a contract between the Company and each director or officer who serves in such capacity at any time while this article and the relevant provisions of Nevada law are in effect, and each such director or officer shall be deemed to be serving as such in reliance on the provisions of this article of the Company’s Bylaws, and any repeal of any such provisions or of such article of the Company’s Bylaws shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If a claim under this article of the Company’s Bylaws is not paid in full within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been provided to the corporation) that the claimant has not met the standards of conduct that make it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because the claimant has met the applicable standard of conduct set forth in the Nevada law, nor an actual determination by the corporation that the claimant has not met such standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The rights of indemnification and advancement provided by this article of the Company’s Bylaws are not exclusive of any other right to indemnification or advancement provided by law, agreement or otherwise, and shall apply to actions, suits or proceedings commenced after the date hereof, whether or not arising from acts or omissions occurring before or after the adoption hereof, and shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

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There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of the Company’s stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of the Company’s stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock by any of our directors or executive officers as of the date of the Regulation A offering:

CAP TABLE ILLUSTRATING OFFICERS AND DIRECTORS VOTING AND NON-VOTING STOCK OUTSTANDING (11.03.2017)

Name and Position of Officer/Director	Class B Common Stock Shares Prior to Offering		Class B Common Stock Shares After Offering		Class-A Non-Voting Stock Shares Prior to Offering		Class-A Non-Voting Stock Shares After Offering
	QTY	%	QTY	%	QTY	%	QTY	%

Pete Asmus, CEO and Director	5,000,000	50%	5,000,000	50%	0	0.0%	0	0.0%

Mark Scarola, CFO and COO	5,000,000	50%	5,000,000	50%	0	0.0%	0	0.0%

New Shares In Offering	N/A	N/A	N/A	N/A	N/A	N/A	10,000,000	100.0%

Total Shares	10,000,000	100.0%	10,000,000	100.0%	0	0.0%	10,000,000	100.0%

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CAPITALIZATION TABLE

The following table sets forth information regarding ownership by class of stock of our Class B Common Stock and Class A Common Stock by all shareholders as of the date of this Regulation A offering.

Shareholder	Class B Common Issued	Class-A Non-Voting Issued	Class-A Non-Voting Options	Total	Class B Common and Class-A	Option Grants	Cumulative
Pete Asmus	5,000,000			5,000,000
Mark Scarola	5,000,000			5,000,000
Total	10,000,000	0	0	10,000,000	100.00%	0.00%	100.00%

SECURITIES BEING OFFERED

The Company is offering Shares of its Class A Common Stock. Except as otherwise required by law, the Company’s Bylaws or its Certificate of Incorporation, each Class A Common Stock shareholder shall not be entitled to vote. The Shares of Class A Common Stock, when issued, will be fully paid and non-assessable. Since the holders of Class A Common Stock issued pursuant to this Offering Circular do not have voting rights, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters. The Company issued 10,000,000 shares of the Class B Common Stock (voting stock) to the officers of the Company.

There is one other class of stock in the Company as of the date of this Offering Circular (Preferred stock, of which no shares have been issued.) The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Class A Common Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Class A Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is Four Hundred Twenty Dollars ($420.00) (the "Minimum Subscription"). A subscription for Four Hundred Twenty Dollars ($420.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the expiration date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

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There is a right of first refusal attached to the Class A Common Stock in this Offering. Aside from this restriction, there are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Class A Common Stock, provisions discriminating against any existing or prospective holder of the Class A Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the Shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Class A Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Class A Common Stock in the corporate documents other than a right of first refusal and those disclosed in this Offering Circular. The Company intends to engage a transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular. There are no restrictions on alienability other than the right of first refusal.

The right of first refusal is defined in the Company’s Bylaws as follows:

Restrictions on Transfers of Shares. Until the Common Stock of the corporation is listed on an exchange and is made available for trading, no stockholder shall sell, assign, pledge or in any manner transfer any of the shares of Common Stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section.

(a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of its shares of Common Stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

(b) For ten (10) days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (c).

(c) In the event the corporation elects to acquire the shares of the selling stockholder as specified in said selling stockholder’s notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within fifteen (15) days after the Secretary of the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

(d) In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within a sixty-day period following the expiration of the rights granted to the corporation herein, sell elsewhere the shares specified in said selling stockholder’s notice which were not acquired by the corporation, in accordance with the provisions of paragraph (c) of this Section provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Section in the same manner as before said transfer.

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(e) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Section:

(i) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

(ii) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Section.

(iii) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation.

(iv) A corporate stockholder’s transfer of any or all of its shares to an affiliate thereof or pursuant to and in accordance with the terms of any merger, consolidation, or reclassification of shares or capital reorganization of the corporate stockholder.

(v) A corporate stockholder’s transfer of any or all of its shares to any or all of its stockholders.

(vi) A transfer by a stockholder which is a limited or general partnership to any or all of its partners or retired partners, or to any such partner’s or retired partner’s estate. In any such case, the transferee, assignee or other recipient shall receive and hold such Common Stock subject to the provisions of this Section 8.14, and there shall be no further transfer of such Common Stock except in accordance with this Section.

(f) The provisions of this Section may be waived with respect to any transfer either by the corporation, upon duly authorized action of the Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This Section may be amended or repealed only upon the express vote or written consent of the owners of a majority of the voting power of each outstanding class of voting securities of the corporation or by the duly authorized action of the Board of Directors.

(g) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

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(h) The foregoing right of first refusal shall automatically terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the listing of the securities of the corporation on any stock exchange subject to the Securities Exchange Act of 1934. These provisions of this Section shall also not apply to the corporation’s securities that are sold or granted to shareholders in any private placement or securities prior to the date securities of the corporation are first offered to the public pursuant to a Regulation A offering qualified by the United States Securities and Exchange Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have been audited by IndigoSpire to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Class A Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

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ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

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Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by February 12 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

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INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a Regulation A Offering Statement on Form 1-A with the SEC under the Securities Act of 1933 with respect to the shares of the Class A Common Stock offered hereby. This Preliminary Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Class A Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, the Company will be required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, including the Company, that file electronically with the SEC. The address of this site is www.sec.gov.

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SECTION F/S

FINANCIAL STATEMENTS

ALCHEMY KINGS, INC.

Audited Financial Statements

As of February 12, 2018 (inception)

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INDEPENDENT AUDITOR’S REPORT

May 1, 2018

To:	Board of Directors, Alchemy Kings, Inc. Attn: Peter Asmus & Mark Scarola

Re:	Initial period Financial Statement Audit (February 12, 2018)

We have audited the accompanying financial statements of Alchemy Kings, Inc. (a corporation organized in the State of Nevada) (the “Company”), which comprise the balance sheet as of February 12, 2018 (inception), and the related statements of income, retained earnings, and cash flows for the one-day period of February 12, 2018 (inception), and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 12, 2018 (inception), and the results of its operations and its cash flows for one-day period of February 12, 2018 (inception) in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

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ALCHEMY KINGS, INC.
BALANCE SHEET
February 12, 2018 (inception)
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

ASSETS
Current Assets:
Cash and cash equivalents	$0
Total Current Assets	0

TOTAL ASSETS	$0

LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities:
Current Liabilities:
Accounts Payable	$0
Total Liabilities	0

TOTAL LIABILITIES	0

Commitments and Contingencies

Stockholders' Equity:
Common Stock, $0.0001 par, 110,000,000 shares authorized, no shares issued as of February 12, 2018	0
Additional paid-in capital	0
Retained Earnings	0
Total Stockholders’ Equity	0

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$0

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ALCHEMY KINGS, INC.
STATEMENT OF OPERATIONS
For February 12, 2018 (inception)
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

Revenues	$0
Cost of revenues	0
Gross Profit (Loss)	0

Operating Expenses:
General and administrative	0
Sales and marketing	0
Organizational expenses	0
Total Operating Expenses	0

Operating Income	0

Provision for Income Taxes	0

Net Income	$0

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ALCHEMY KINGS, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
For February 12, 2018 (inception)
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

	Common Stock
	Number of Shares	Par Value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
February 12, 2018 (Inception)
Issuance of common stock to founder	0	$0	$0	$0	$0
Net Income for February 12, 2018	0	0	0	0	0
Balance as of February 12, 2018	0	$0	$0	$0	$0

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ALCHEMY KINGS, INC.
STATEMENT OF CASH FLOWS
For February 12, 2018 (inception)
See accompanying Independent Auditor’s Report and Notes to the Financial Statements

Cash Flows From Operating Activities
Net Loss	$0
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Decrease) Increase in accrued expenses	0
Net Cash Used In Operating Activities	0

Cash Flows From Investing Activities
Purchase of property and equipment	0
Net Cash Used In Investing Activities	0

Cash Flows From Financing Activities
Issuance of common stock	0
Net Cash Provided By Financing Activities	0

Net Change In Cash and Cash Equivalents	0

Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$0

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$0
Cash paid for income taxes	0

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ALCHEMY KINGS, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF FEBRUARY 12, 2018

See accompanying Independent Auditor’s Report

NOTE 1 - NATURE OF OPERATIONS

Alchemy Kings, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”) will acquire and develop real estate properties, provide other operational services and make other investments dedicated to the cannabis industry.

The Company incorporated in February 2018 in the State of Nevada. The Company is currently headquartered in California. The Company did not begin operations until 2018.

Since Inception, the Company has relied on advances from founders to fund its operations. As of February 12, 2018, the Company had zero working capital and will likely incur losses prior to generating positive working capital. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 5). During the next 12 months, the Company intends to fund its operations with funding from a crowdfunding campaign (see Note 7) and funds from revenue producing activities, if and when such can be realized. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations. As of February 12, 2018, the Company is operating as a going concern. See Note 1 and Note 5 for additional information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents. Cash consists of funds held in the Company’s checking account. As of February 12, 2018, the Company had no cash on hand.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer. As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances. As of February 12, 2018, the Company did not have any outstanding accounts receivable as it has not yet begun operations as of February 12, 2018.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

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Depreciation is provided using the straight-line method, based on useful lives of the assets which range from three to five years.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. The Company had not acquired any fixed assets as of February 12, 2018.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, and accrued expenses for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

There is no income tax provision for the Company as of February 12, 2018 as the Company had not yet begun operations. The Company is taxed as a “C” Corporation.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of February 12, the unrecognized tax benefits accrual was zero as the Company had not yet begun operations.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of February 12, 2018, the Company had recognized no sales.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fee, and costs of incorporation, are expensed as incurred.

Software Development Costs

The Company applies the principles of ASC 985-20, Software-Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“ASC 986-20”). ASC 985-20 requires that software development costs be charged to research and development expense until technological feasibility is established. With the Company’s current technology, technological feasibility of the underlying software is not established until substantially all product development and testing is complete, which generally includes the development of a working model. Prior to a product’s release, if and when the Company believes capitalized costs are not recoverable, the costs capitalized to date will be expensed as part of cost of sales.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

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In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).” ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees. The standard is effective on January 1, 2018, with early adoption permitted. The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

The Company has not filed a corporate or state income tax return since the Company was not operational as of a calendar year end and therefore a tax return has not yet been required to be filed. Tax returns once filed will remain subject to examination by the Internal Revenue Service under the statute of limitations for a period of three years from the date it is filed.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with, and does not know of any pending or threatening litigation against the Company or its member.

NOTE 5 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company began operation in 2018 and therefore did not incur any profit as of February 12, 2018. During the next 12 months, the Company intends to fund its operations with funding from a crowdfunding campaign (see Note 7) and achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

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NOTE 6 – STOCKHOLDER’S EQUITY

Issuance of Common Stock

In February 2018, the Company had 110,000,000 common shares of stock outstanding. As discussed in Note 7, the Company has issued, subsequent to the balance sheet date, Class B common shares.

NOTE 7 – SUBSEQUENT EVENTS

Anticipated Regulation A+ Offering

The Company is offering (the “Regulation A+ Offering”) up to $50,000,000 in securities to achieve its commercial aims.

Issuance of Founders’ Shares

In April 2018, the Company issued 10,000,000 shares of Class B common shares to the founders and members of the management team in consideration of services rendered.

Management’s Evaluation

Management has evaluated subsequent events through May 1, 2018, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

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PART III: EXHIBITS

Index to Exhibits

Description	Item Exhibit
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion	Item 17.12	1A-12

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murrieta, State of California, on July 2, 2018.

Alchemy Kings, Inc.,

/s/ Pete Asmus

By: Pete Asmus

Chief Executive Officer and Director

July 2, 2018

/s/ Mark Scarola

By: Mark Scarola

Chief Financial Officer, Chief Accounting Officer

July 2, 2018

/s/ Pete Asmus

By: Pete Asmus

Director

July 2, 2018

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ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

Alchemy Kings, Inc.,

/s/ Pete Asmus

By: Pete Asmus

Chief Executive Officer and Director

July 2,  2018

/s/ Mark Scarola

By: Mark Scarola

Chief Financial Officer, Chief Accounting Officer

July 2, 2018

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